Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Intelligent Protection Management Corp. (the “Company”) on Form S-8 File No.’s 333-211898, 333-174456, and 333-218792 of our report dated March 24, 2025, with respect to our audit of the consolidated financial statements of the Company as of December 31, 2024 and for the year then ended, which is included in the Annual Report on Form 10-K of the Company.

/s/ Grassi & Co., CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

March 24, 2025